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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Toys "R" Us, Inc. for the registration of $800 million of Debt Securities and to the incorporation by reference therein of our report dated March 14, 2002, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.



                                                     /s/  Ernst & Young LLP
New York, New York
March 21, 2003